CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com
InvenTrust Properties Corp. Reports 2025 Fourth Quarter and Full Year Results
DOWNERS GROVE, IL – February 10, 2026 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2025 and provided initial guidance for 2026. For the three months ended December 31, 2025 and 2024, the Company reported Net Income of $2.7 million, or $0.03 per diluted share, compared to Net Income of $9.8 million, or $0.13 per diluted share, respectively. For the years ended December 31, 2025 and 2024, the Company reported Net Income of $111.4 million, or $1.42 per diluted share, compared to Net Income of $13.7 million, or $0.19 per diluted share, respectively.
Fourth Quarter and Full Year 2025 Highlights:
•Nareit FFO for the fourth quarter of $0.47 per diluted share, and $1.89 per diluted share for the full year
•Core FFO for the fourth quarter of $0.46 per diluted share, and $1.83 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 3.0% for the fourth quarter and 5.3% for the full year
•Leased Occupancy as of December 31, 2025 of 96.7%
•Executed 79 leases in the fourth quarter, totaling approximately 350,000 square feet of GLA, of which 314,000 was executed at a blended comparable lease spread of 14.1%, and 272 leases for the full year, totaling approximately 1,306,000 square feet of GLA, of which 1,176,000 was executed at a blended comparable lease spread of 13.3%
•Acquired two properties in the fourth quarter, totaling approximately 242,000 square feet, for an aggregate purchase price of $109.0 million
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2026
“InvenTrust delivered exceptional performance in 2025, reflecting strong operating fundamentals and disciplined execution,” said DJ Busch, President and CEO. “Same property NOI increased 5.3%, marking our second consecutive year of growth above 5%, while NAREIT FFO reached $1.89 per share, representing 6.2% year-over-year growth. Supported by one of the strongest balance sheets in the sector, we are well positioned to continue delivering value and building on this momentum in 2026.”
NET INCOME
•Net Income for the three months ended December 31, 2025 was $2.7 million, or $0.03 per diluted share, compared to $9.8 million, or $0.13 per diluted share, for the same period in 2024.
•Net Income for the year ended December 31, 2025 was $111.4 million, or $1.42 per diluted share, compared to $13.7 million, or $0.19 per diluted share, for the same period in 2024.
NAREIT FFO
•Nareit FFO for the three months ended December 31, 2025 was $36.8 million, or $0.47 per diluted share, compared to $34.9 million, or $0.45 per diluted share, for the same period in 2024.
•Nareit FFO for the year ended December 31, 2025 was $147.8 million, or $1.89 per diluted share, compared to $126.7 million, or $1.78 per diluted share, for the same period in 2024.

1 - Earnings Release - Quarter and Full Year Ended December 31, 2025

CORE FFO
•Core FFO for the three months ended December 31, 2025 was $35.8 million, or $0.46 per diluted share, compared to $33.5 million, or $0.43 per diluted share, for the same period in 2024.
•Core FFO for the year ended December 31, 2025 was $143.1 million, or $1.83 per diluted share, compared to $122.8 million, or $1.73 per diluted share, for the same period in 2024.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2025 was $44.3 million, a 3.0% increase, compared to the same period in 2024.
•Same Property NOI for the year ended December 31, 2025 was $171.3 million, a 5.3% increase, compared to the same period in 2024.
DIVIDEND
•For the quarter ended December 31, 2025, the Board of Directors declared a quarterly cash distribution of $0.2377 per share, paid on January 15, 2026.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $1.00 per share will be reflected in the next quarterly dividend of $0.25 per share expected to be paid in April 2026.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2025, the Company’s Leased Occupancy was 96.7%.
◦Anchor Leased Occupancy was 98.4% and Small Shop Leased Occupancy was 94.0%. Anchor Leased Occupancy decreased by 90 basis points and Small Shop Leased Occupancy increased by 20 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 130 basis points, which equates to approximately $5.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 14.1% and 13.3%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2025 was $20.41, an increase of 1.7% compared to the same period in 2024. Anchor Tenant ABR PSF was $12.73 and Small Shop ABR PSF was $33.62 as of December 31, 2025.
•During the fourth quarter, the Company completed two separate acquisitions:
◦On December 15, 2025, the Company acquired Daniels Marketplace, a 131,000 square foot community center anchored by Whole Foods Market in Fort Myers, Florida, for a gross acquisition price of $72.3 million. The Company used available liquidity and assumed a mortgage payable of $30.3 million to fund the acquisition.
◦On December 15, 2025, the Company acquired Mesa Shores, a 111,000 square foot neighborhood center anchored by Sprouts Farmers Market and Trader Joe’s in Mesa, Arizona, for a gross acquisition price of $36.8 million. The Company used available liquidity to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $480.0 million of total liquidity, as of December 31, 2025 comprised of $35.0 million of cash and cash equivalents and $445.0 million of availability under its Revolving Credit Facility.
•InvenTrust has no debt maturing in 2026 and $26.0 million of debt maturing in 2027.
•The Company's weighted average interest rate on its debt as of December 31, 2025 was 4.04% and the weighted average remaining term was 4.5 years.

2 - Earnings Release - Quarter and Full Year Ended December 31, 2025

FULL YEAR 2026 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2026 guidance, as summarized in the following table.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2026 Guidance(1)(2)			2025 Actual
Net Income per diluted share	$0.16	—	$0.22	$1.42
Nareit FFO per diluted share	$1.97	—	$2.03	$1.89
Core FFO per diluted share (3)	$1.91	—	$1.95	$1.83
Same Property NOI (“SPNOI”) Growth	3.25%	—	4.25%	5.3%
General and administrative	$35,750	—	$36,750	$34,925
Interest expense, net (4)	~ $44,000			$31,233
Net investment activity (5)	~ $300,000			$158,575
(1)The Company’s initial 2026 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to anticipated acquisitions.
(2)The Company’s initial 2026 guidance includes an expectation of uncollectibility, reflected as 30-70 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, gains or losses on debt transactions, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, accretion of finance lease liability, and expected interest income of approximately $0.1 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's initial 2026 Guidance incorporates several other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table reconciles the range of the Company's 2026 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.16	$0.22
Depreciation and amortization of real estate assets	1.81	1.81
Nareit FFO per diluted share	1.97	2.03
Amortization of market-lease intangibles and inducements, net	(0.06)	(0.06)
Straight-line rent adjustments, net	(0.05)	(0.06)
Amortization of debt discounts and financing costs	0.04	0.04
Depreciation and amortization of corporate assets	0.01	0.01
Non-operating income and expense, net	—	(0.01)
Core FFO per diluted share	$1.91	$1.95
This earnings release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

CONFERENCE CALL INFORMATION
Date:                Wednesday, February 11, 2026
Time:                10:00 a.m. ET
Dial-in:                 (833) 470-1428    / Access Code: 220637
Webcast & Replay Link:     https://events.q4inc.com/attendee/470227160
Webcast Archive:        https://www.inventrustproperties.com/investor-relations/

A webcast replay will be available shortly after the conclusion of the earnings call using the webcast link above.

3 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Definitions
NON-GAAP FINANCIAL MEASURES
This Earnings Release includes certain financial measures and other terms that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, lease termination income and expense, and GAAP rent adjustments such as amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments (“GAAP Rent Adjustments”). The Company bifurcates NOI into Same Property NOI and NOI from other investment properties based on whether the retail properties meet the Company’s Same Property criteria. NOI from other investment properties includes adjustments for the Company’s captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s ongoing operating performance.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA) and ADJUSTED EBITDA
The Company’s non-GAAP measure of EBITDA is net income (or loss) in accordance with GAAP, excluding interest expense, net, income tax expense (or benefit), and depreciation and amortization. Adjusted EBITDA is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Adjusted EBITDA provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within EBITDA, certain gains or losses remaining within EBITDA, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company's ongoing operating performance.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.

4 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Financial Statements

Consolidated Balance Sheets
In thousands, except share amounts

	As of December 31
	2025	2024
Assets	(unaudited)
Investment properties
Land	$702,147	$712,827
Building and other improvements	2,295,852	2,116,092
Construction in progress	7,473	9,951
Total	3,005,472	2,838,870
Less accumulated depreciation	(525,830)	(511,969)
Net investment properties	2,479,642	2,326,901
Cash, cash equivalents, and restricted cash	40,518	91,221
Intangible assets, net	193,963	137,420
Accounts and rents receivable	37,471	36,131
Deferred costs and other assets, net	37,053	44,277
Total assets	$2,788,647	$2,635,950

Liabilities
Debt, net	$825,881	$740,415
Accounts payable and accrued expenses	48,291	46,418
Distributions payable	18,450	17,512
Intangible liabilities, net	68,475	42,897
Other liabilities	33,288	28,703
Total liabilities	994,385	875,945
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,691,533 shares issued and outstanding as of December 31, 2025 and 77,450,794 shares issued and outstanding as of December 31, 2024	78	77
Additional paid-in capital	5,736,652	5,730,367
Distributions in excess of accumulated net income	(3,947,229)	(3,984,865)
Accumulated comprehensive income	4,761	14,426
Total stockholders' equity	1,794,262	1,760,005
Total liabilities and stockholders' equity	$2,788,647	$2,635,950

5 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Financial Statements, continued
Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Income
Lease income, net	$76,939	$70,759	$297,477	$272,440
Other property income	442	473	1,692	1,534
Total income	77,381	71,232	299,169	273,974

Operating expenses
Depreciation and amortization	34,411	28,856	128,497	113,948
Property operating	13,356	12,376	46,633	43,413
Real estate taxes	9,113	9,209	37,710	36,441
General and administrative	9,356	8,404	34,925	33,172
Total operating expenses	66,236	58,845	247,765	226,974

Other (expense) income
Interest expense, net	(8,882)	(8,356)	(34,519)	(37,100)
Impairment of real estate assets	—	—	—	(3,854)
Gain on sale of investment properties, net	—	3,523	90,961	3,857
Other income and expense, net	398	2,245	3,575	3,755
Total other (expense) income, net	(8,484)	(2,588)	60,017	(33,342)

Net income	$2,661	$9,799	$111,421	$13,658

Weighted-average common shares outstanding, basic	77,620,164	77,222,248	77,598,121	70,394,448
Weighted-average common shares outstanding, diluted	78,400,894	78,014,472	78,338,449	71,010,568

Net income per common share - basic	$0.03	$0.13	$1.44	$0.19
Net income per common share - diluted	$0.03	$0.13	$1.42	$0.19

Comprehensive income
Net income	$2,661	$9,799	$111,421	$13,658
Unrealized gain (loss) on derivatives	1,830	6,459	(807)	9,019
Reclassification to net income	(2,007)	(2,721)	(8,858)	(12,667)
Comprehensive income	$2,484	$13,537	$101,756	$10,010

6 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Reconciliation of Non-GAAP Measures In thousands
Same Property NOI

The following table presents the components of Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Income
Minimum base rent	$41,486	$40,180	$158,378	$152,410
Real estate tax recoveries	7,605	7,680	30,251	29,222
Common area maintenance, insurance, and other recoveries	8,492	7,646	30,819	28,575
Ground rent income	4,443	4,322	17,323	16,860
Short-term and other lease income	1,186	1,719	4,016	3,939
Provision for uncollectible rent and recoveries	(545)	(348)	(591)	(271)
Other property income	389	384	1,464	1,233
Total income	63,056	61,583	241,660	231,968

Operating Expenses
Property operating	10,611	10,339	37,615	37,296
Real estate taxes	8,103	8,199	32,722	31,922
Total operating expenses	18,714	18,538	70,337	69,218

Same Property NOI	$44,342	$43,045	$171,323	$162,750

Net Income to Same Property NOI

The following table reconciles Net Income to Same Property NOI:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(398)	(2,245)	(3,575)	(3,755)
Interest expense, net	8,882	8,356	34,519	37,100
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Impairment of real estate assets	—	—	—	3,854
Depreciation and amortization	34,411	28,856	128,497	113,948
General and administrative	9,356	8,404	34,925	33,172
Adjustments to NOI (a)	(2,168)	(1,492)	(8,401)	(7,548)
NOI	52,744	48,155	206,425	186,572
NOI from other investment properties	(8,402)	(5,110)	(35,102)	(23,822)
Same Property NOI	$44,342	$43,045	$171,323	$162,750
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

7 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Reconciliation of Non-GAAP Measures, continued In thousands, except share and per share information
Nareit FFO and Core FFO

The following table reconciles Net Income to Nareit FFO Applicable to Common Shares and Dilutive Securities and Core FFO Applicable to Common Shares and Dilutive Securities:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Depreciation and amortization of real estate assets	34,124	28,616	127,387	113,055
Impairment of real estate assets	—	—	—	3,854
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Nareit FFO Applicable to Common Shares and Dilutive Securities	36,785	34,892	147,847	126,710
Amortization of market lease intangibles and inducements, net	(1,252)	(740)	(4,422)	(2,804)
Straight-line rent adjustments, net	(812)	(748)	(3,671)	(3,400)
Amortization of debt discounts and financing costs	794	661	2,870	2,403
Accretion of finance lease liability	49	—	109	—
Depreciation and amortization of corporate assets	287	240	1,110	893
Non-operating income and expense, net (a)	(25)	(758)	(750)	(1,033)
Core FFO Applicable to Common Shares and Dilutive Securities	$35,826	$33,547	$143,093	$122,769

Weighted average common shares outstanding - basic	77,620,164	77,222,248	77,598,121	70,394,448
Dilutive effect of unvested restricted shares (b)	780,730	792,224	740,328	616,120
Weighted average common shares outstanding - diluted	78,400,894	78,014,472	78,338,449	71,010,568

Net income per diluted share	$0.03	$0.13	$1.42	$0.19
Nareit FFO per diluted share	$0.47	$0.45	$1.89	$1.78
Core FFO per diluted share	$0.46	$0.43	$1.83	$1.73
(a)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(b)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

The following table reconciles Net Income to EBITDA and Adjusted EBITDA:

	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Net income	$2,661	$9,799	$111,421	$13,658
Interest expense, net	8,882	8,356	34,519	37,100
Income tax expense	148	140	568	543
Depreciation and amortization	34,411	28,856	128,497	113,948
EBITDA	46,102	47,151	275,005	165,249
Impairment of real estate assets	—	—	—	3,854
Gain on sale of investment properties, net	—	(3,523)	(90,961)	(3,857)
Amortization of market-lease intangibles and inducements, net	(1,252)	(740)	(4,422)	(2,804)
Straight-line rent adjustments, net	(812)	(748)	(3,671)	(3,400)
Non-operating income and expense, net (a)	(25)	(758)	(750)	(1,033)
Adjusted EBITDA	$44,013	$41,382	$175,201	$158,009
(a)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.

8 - Earnings Release - Quarter and Full Year Ended December 31, 2025

Financial Leverage Ratios In thousands

Net Debt and Net Debt-to-Adjusted EBITDA

The following table calculates net debt and Net debt-to-Adjusted EBITDA.

	As of December 31
	2025	2024
Net Debt:
Outstanding Debt, net	$825,881	$740,415
Less: Cash and cash equivalents	(34,973)	(87,395)
Net Debt	$790,908	$653,020

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$790,908	$653,020
Adjusted EBITDA	175,201	158,009
Net Debt-to-Adjusted EBITDA	4.5x	4.1x

9 - Earnings Release - Quarter and Full Year Ended December 31, 2025

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, and maintaining a flexible capital structure. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under GAAP. The information provided in this earnings release is unaudited and includes non-GAAP measures (as discussed herein), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year ended December 31, 2025. IVT may, but assumes no obligation to, update information in this earnings release.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this earnings release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes, including the effects of recent tariffs and changes in global trade policies on the overall state of the economy; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this earnings release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (x.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

10 - Earnings Release - Quarter and Full Year Ended December 31, 2025